UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

February 13, 2025

Date of Report (Date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of Principal Executive Offices and Zip Code)

(832) 765-3010

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 13, 2025, Elliott Associates, L.P. (“Elliott”) submitted to Phillips 66 (“Phillips 66” or the “Company”) a notice (the “Notice”) of its (i) nomination of director candidates to stand for election to the Company’s Board of Directors (the “Board”) at the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and (ii) intent to submit a non-binding business proposal to be made at the 2025 Annual Meeting requesting that the Board adopt an annual election policy for directors, requiring each incumbent director (including directors with terms not set to expire at the next annual meeting) to deliver to the Board a letter of resignation effective at the next annual meeting, each year prior to the nomination of director candidates for election at the annual meeting.

The Board’s Nominating and Governance Committee will review the Notice and the Board will present its formal recommendations with respect thereto in the Company’s definitive proxy statement, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) ahead of the 2025 Annual Meeting.

Additional Information

Phillips 66 plans to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the 2025 Annual Meeting and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. Phillips 66 may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the proxy statement, any amendments or supplements to the proxy statement and other documents (including the WHITE proxy card) as and when filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations.

Certain Information Regarding Participants

Phillips 66, its directors, certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such directors and executive officers and their respective interests in Phillips 66, by securities holdings or otherwise, is available in Phillips 66’s proxy statement for the 2024 annual meeting of shareholders, which was filed with the SEC on April 3, 2024 (the “2024 Proxy Statement”), including in the sections captioned “Executive Compensation Program Overview,” “Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Tables” and “Beneficial Ownership of Phillips 66 Securities.” To the extent that Phillips 66’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC, including: Form 4s filed by Gregory Hayes on April 2, 2024, May 2, 2024, June 4, 2024, July 2, 2024, August 2, 2024, September 4, 2024, October 2, 2024, November 4, 2024, December 4, 2024, January 3, 2025, January 17, 2025 and February 4, 2025; Form 4s filed by Richard G. Harbison on December 9, 2024, February 11, 2025 and February 13, 2025; Form 4s filed by Mark E. Lashier on April 2, 2024, May 16, 2024, December 9, 2024, February 11, 2025 and February 13, 2025; Form 4 filed by Glenn F. Tilton on January 17, 2025; Form 4s filed by Brian Mandell on December 9, 2024, February 11, 2025 and February 13, 2025; Form 4s filed by Kevin J. Mitchell on August 19, 2024, December 9, 2024, February 11, 2025 and February 13, 2025; Form 4s filed by Zhanna Golodryga on December 9, 2024, February 11, 2025 and February 13, 2025; Form 4 filed by

Marna C. Whittington on January 17, 2025; Form 4s filed by Vanessa A. Sutherland on January 21, 2025, February 11, 2025 and February 13, 2025; Form 4 filed by Douglas T. Terreson on January 17, 2025; Form 4 filed by Denise R. Singleton on January 17, 2025; Form 4 filed by Denise L. Ramos on January 17, 2025; Form 4 filed by Julie L. Bushman on January 17, 2025; Form 4 filed by Lisa A. Davis on January 17, 2025; Form 4 filed by John E. Lowe on January 17, 2025; Form 4/A filed by Gary K. Adams on March 20, 2024 and Form 4 filed by Gary K. Adams on January 17, 2025; Form 4 filed by Charles M. Holley on January 17, 2025; Form 4 filed by Robert W. Pease on January 17, 2025; Form 3 filed by Ann M. Kluppel on May 16, 2024 and Form 4s filed by Ann M. Kluppel on December 9, 2024, February 11, 2025 and February 13, 2025; Form 3 filed by Don Baldridge on June 5, 2024 and Form 4s filed by Don Baldridge on December 9, 2024, January 3, 2025 and February 13, 2025; Form 3 filed by Grace Puma Whiteford on October 11, 2024 and Form 4s filed by Grace Puma Whiteford on October 11, 2024 and January 17, 2025. Additional information can also be found in Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: February 19, 2025	By:	/s/ Vanessa Allen Sutherland
Vanessa Allen Sutherland
Executive Vice President

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